Exhibit 10.5

AUDIT COMMITTEE CHARTER

POPE MGP, Inc.

As revised October 2003

I. PURPOSE

The primary function of the Audit Committee (“Committee”) is to assist the Board of Directors of Pope MGP, Inc. in fulfilling its oversight responsibilities for Pope Resources and its subsidiaries (the “Partnership”) with respect to the following:

•	Accounting and financial reporting,
•	Assessment and management of risk and the related internal control environment,
•	Compliance with laws and regulations, and
•	Internal and external audit processes.

In fulfilling its responsibilities, the Committee will:

•	Serve as an independent and objective party to monitor the Partnership’s financial reporting process and internal control system,
•	Have sole authority for appointment, retention, and firing of independent accountants,
•	Approve all audit and non-audit services provided to the Partnership by the independent accountants,
•	Review and evaluate the audit efforts of the independent accountants and the Partnership’s internal audit activities,
•	Facilitate an open avenue of communication among the independent accountants, internal audit, and the Board of Directors,
•	Establish procedures for receiving and treating concerns (including anonymous ones from Partnership employees) regarding accounting, internal accounting controls and auditing and ensure that such concerns are treated confidentially with no threat of retaliation to the party surfacing the concern.

The Committee will have the complete and unrestricted authority and funding to conduct investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter.

Audit Committee Charter
Pope MGP, Inc.
Revised October 2003

II. COMPOSITION, MEETINGS AND ADMINISTRATIVE MATTERS

Number of Directors: The Committee shall be comprised of three or more directors as determined by the Board.

Independence of Directors: Each member of the Committee shall be an independent director. A director shall be considered “independent” if he or she is free from any relationship that may interfere with the exercise of his or her independence from management and the Partnership or independent judgement as a member of the Committee.

Committee Member Qualifications: All members of the Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand financial statements at the time of their appointment.

Designation of “Financial Expert”: The Committee will designate at least one of its members in the Partnership’s annual Form 10-K as a “financial expert” so defined under SEC rules.

Appointment of Committee Members: The Members of the Committee shall be elected by the Board at the annual meeting of the Board and shall serve until their resignation, removal, or replacement. A Chair shall be elected by the full Board.

Meeting Frequency: The Committee shall meet at least three times annually in regularly scheduled meetings. The Committee shall also meet at other times as necessary to discharge its responsibilities and as circumstances dictate. Meetings of the Committee may be in person or telephonically.

Meeting Attendees: In addition to Committee Members, the Committee may ask that members of Partnership management or the Partnership’s independent accountants be present at Committee meetings. [Note: At present the Partnership does not have a formally established internal audit function. On occasion, financial management personnel perform reviews or procedures that emulate this function. As such, the Committee may ask that personnel performing such internal audit functions be present at Committee meetings. “Internal audit” as used herein is understood to cover that function in broad terms, whether formally or informally established.]

Private Communications: Regularly at Committee meetings, there will be an opportunity for Committee members to have private communications with each of management, the financial officers, internal audit, and the independent accountants. As part of its job to foster open communication, the Committee should meet at least annually with the independent accountants in separate executive session to discuss any matters that the Committee or the independent accountants believe should be discussed privately.

Minutes: The Committee Chair shall appoint an individual to prepare minutes for each meeting. Draft minutes shall be distributed to Committee members, for approval at the next meeting. Approved minutes shall be submitted to the Board of Directors for ratification and such minutes shall be retained with the permanent corporate records of the Partnership.

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Audit Committee Charter
Pope MGP, Inc.
Revised October 2003

Reporting to the Board: The Chair or his or her designee will report Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate.

Committee Charter: Annually, the Committee shall review its Charter and, if appropriate, propose revisions to the Board of Directors for approval.

III. DUTIES AND RESPONSIBILITIES

To fulfill its duties and responsibilities the Committee shall:

Maintain its Independence

1.	Adhere strictly to limitations on member compensation stipulated by SEC or Nasdaq rules.

2.	Monitor rules defining “affiliated persons” so as to avoid independence issues.

Review of Documents and Reports

3.	Review with management the Partnership’s annual financial statements and the independent accountants’ opinion with respect to such financial statements.

4.	Review with the independent accountants the results of their audit of the annual financial statements, including all matters required to be communicated to audit committees under generally accepted auditing standards. Such communications should include significant audit adjustments, significant accounting policies and any related changes thereto, management judgments and accounting estimates, disagreements with management, and any other difficulties encountered during their audit.

5.	Review the Form 10-Q prior to its filing. This review may take place at a scheduled meeting or it may take place as a result of dissemination of a draft 10-Q followed by individual responses to either management or the Committee Chair.

6.	Review comments provided by the independent accountants relating to the Partnerships internal controls or other related matters, and management’s response.

7.	Review any internal reports (if applicable) to management prepared by internal auditors and management’s response.

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Audit Committee Charter Pope MGP, Inc. Revised October 2003 Independent Accountants

8.	Assume direct responsibility for appointment, compensation, and oversight of the independent accountant. The independent auditor reports directly to the Committee.

9.	Review the independent accountants’ plan and scope relating to their audit of the annual financial statements. Review with the independent accountants the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

10.	On an annual basis, review and discuss with the accountants all significant relationships the accountants have with the Partnership to determine and confirm the accountants’ independence. Obtain a formal written statement from the outside auditors delineating all relationships with the Partnership. Ensure that the CEO, CFO, Controller (or persons in equivalent positions) have not been employed by the company’s audit firm during the 1-year period preceding the current year audit.

11.	Ensure that the independent accountants will not provide any non-audit services including: a) bookkeeping or other services related to the accounting records or financial statements of the audit client; b) financial information systems design and implementation; c) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; d) actuarial services; e) internal audit outsourcing services; f) management functions or human resources; g) broker or dealer, investment adviser, or investment banking services; h) legal services and expert services unrelated to the audit; i) any other service that the Committee determines is impermissible. The independent auditor may engage in any non-audit service, including tax services, that is not listed above, only if the activity is pre-approved by the Audit Committee.

12.	Ensure that the lead audit or coordinating partner and the reviewing partner must rotate off of the audit every 5 years.

Financial Reporting Processes and Internal Controls

13.	Review with financial management the Partnership’s significant accounting and reporting policies and any changes thereto.

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Audit Committee Charter Pope MGP, Inc. Revised October 2003

14.	Review with financial management the accounting treatment of individual events or transactions that may have a significant impact on financial reporting.

15.	Consider, through periodic discussions, the independent accountants’ judgments about the quality and appropriateness of the Partnership’s accounting principles as applied in its financial reporting.

16.	Determine that management has implemented policies and procedures ensuring that the Partnership’s risks are identified and that controls are adequate, in place, and functioning properly.

17.	Consider and review with management and the independent accountants:

The adequacy of the Partnership’s internal controls including computerized information system controls and security. Any related significant findings and recommendations of the independent accountants regarding internal controls together with management’s responses thereto.

18.	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls and ensuring all individuals possess an understanding of their roles and responsibilities.

19.	Require the independent accountant to keep the Committee timely informed about fraud, illegal acts, and deficiencies in internal control.

Ethical and Legal Compliance

20.	Confirm that management has the proper review system in place to ensure that the Partnership’s financial statements, reports and other financial information (disseminated to governmental organizations and the public) satisfy legal requirements.

21.	Evaluate the need for and related activities (if applicable) of the Partnership’s internal audit activities. If applicable, review such activities, organizational structure, and qualifications of internal audit resources.

22.	Review, with management and Partnership counsel, the Partnership’s policies and procedures to minimize and monitor risks and exposures from noncompliance with laws and regulations. Specifically consider compliance matters pertaining to corporate securities trading policies.

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Audit Committee Charter Pope MGP, Inc. Revised October 2003

23.	Review and approve any extension of credit by the Partnership to a director or officer of the Partnership or its general partners.

24.	Approve a code of ethics for senior financial officers and review it annually for potential improvement. Obtain annually an assurance in writing from each senior financial officer that they have complied.

25.	Establish and maintain procedures to receive, retain, and treat complaints from employees and others about accounting, internal accounting controls, or auditing matters. The procedures established must address “whistleblower complaints” by establishing for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

26.	Review, with management and Partnership counsel, the process for determining risks and exposures from litigation, claims and assessments, including counsel’s assessment of specific significant matters.

27.	Perform any other activities consistent with this Charter, the Partnership Agreement and governing law, as the Committee or the Board deems necessary or appropriate.

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